 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2015

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

United Stationers, Inc.

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

United Stationers Inc. (the “Registrant”) filed a Certificate of Amendment of Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to change its corporate name to “Essendant Inc.” effective June 1, 2015.  No other changes were contained in the Charter Amendment.  A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Also effective June 1, 2015, the Registrant amended and restated its Amended and Restated Bylaws (the “Bylaws”) to reflect the change of the Registrant’s corporate name to “Essendant Inc.”  No other changes were contained in the Bylaws.

Item 8.01	Other events.

On May 29, 2015, the Registrant issued a press release announcing the change of its corporate name to “Essendant Inc.”, the corresponding change of its NASDAQ Stock Market LLC ticker symbol to “ESND” and the launch of its new website, www.essendant.com.  Along with the ticker change, the Registrant’s common stock has been assigned a new CUSIP number of 296689102.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1*	Certificate of Amendment of Certificate of Incorporation of the Registrant, effective as of June 1, 2015.

99.1*	Press Release, dated May 29, 2015, announcing the change of corporate name of the Registrant.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: June 1, 2015	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

ESSENDANT INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED JUNE 1, 2015

Exhibit Number	Description	Method of Filing
3.1	Certificate of Amendment of Certificate of Incorporation of the Registrant, effective as of June 1, 2015.	Filed Herewith

99.1	Press Release, dated May 29, 2015, announcing the change of corporate name of the Registrant.	Filed Herewith